Exhibit (a)(xxxvi)
DWS VALUE SERIES, INC.
ARTICLES SUPPLEMENTARY

DWS Value Series, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation and Sections 2-208, 2-208.1 and 2-105(c) of the Maryland General Corporation Law, the Board of Directors has:

(a)           duly designated and classified the DWS Dreman Concentrated Value Fund Class A Shares, Class B Shares, Class C Shares and Class Institutional Shares, all of which are unissued, into undesignated shares of the capital stock of the Corporation;

(b)           duly designated and classified one hundred million (100,000,000) of the undesignated shares of the capital stock of the Corporation (as a result of (a) above) as a new class of the Corporation’s DWS Large Cap Value Fund series, such class being designated as the “Class R” shares of the DWS Large Cap Value Fund series; and

(c)           duly designated and classified one hundred million (100,000,000) of the undesignated shares of the capital stock of the Corporation (as a result of (a) above) as a new class of the Corporation’s DWS Dreman Mid Cap Value Fund series, such class being designated as the “Class R” shares of the DWS Dreman Mid Cap Value Fund series.

SECOND:  (a) Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue 4,775,000,000 shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of $47,750,000, which shares were designated and classified into the following series, which series were subdivided into the following classes:

Series                                                           Classes                                               Number of Shares

DWS Large Cap Value Fund                                                                                                           1,200,000,000

Class A shares                                                      420,000,000
Class B shares                                                      320,000,000
Class C shares                                                        80,000,000
Class Institutional shares                                     80,000,000
Class S shares                                                      300,000,000

DWS Strategic Value Fund                                                                                                             1,750,000,000

Class A shares                                                      560,000,000
Class B shares                                                      560,000,000
Class C shares                                                      140,000,000
Class Institutional shares                                   240,000,000
Class R shares                                                      100,000,000
Class S shares                                                      150,000,000

DWS Dreman Small Cap Value Fund                                                                                             1,150,000,000

Class A shares                                                     420,000,000
Class B shares                                                      320,000,000
Class C shares                                                        80,000,000
Class Institutional shares                                   180,000,000
Class S shares                                                      150,000,000

DWS Dreman Concentrated Value Fund                                                                                         300,000,000

Class A shares                                                       75,000,000
Class B shares                                                        75,000,000
Class C shares                                                        75,000,000
Class Institutional shares                                     75,000,000

DWS Dreman Mid Cap Value Fund                                                                                                  375,000,000

Class A shares                                                       75,000,000
Class B shares                                                        75,000,000
Class C shares                                                        75,000,000
Class S shares                                                        75,000,000
Class Institutional shares                                     75,000,000

(b)  Immediately after the filing of these Articles Supplementary, the Corporation will continue to have the authority to issue 4,775,000,000 shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of $47,750,000, which shares will be designated and classified into the following series, which series will be subdivided into the following classes:

Series                                                      Classes                                           Number of Shares

DWS Large Cap Value Fund                                                                                                         1,200,000,000

Class A shares                                                     420,000,000
Class B shares                                                      320,000,000
Class C shares                                                        80,000,000
Class Institutional shares                                     80,000,000
Class S shares                                                      300,000,000
Class R shares                                                      100,000,000

DWS Strategic Value Fund                                                                                                              1,750,000,000

Class A shares                                                     560,000,000
Class B shares                                                      560,000,000
Class C shares                                                      140,000,000
Class Institutional shares                                   240,000,000
Class R shares                                                      100,000,000
Class S shares                                                      150,000,000

DWS Dreman Small Cap Value Fund                                                                                             1,150,000,000

Class A shares                                                      420,000,000
Class B shares                                                      320,000,000
Class C shares                                                        80,000,000
Class Institutional shares                                   180,000,000
Class S shares                                                      150,000,000

DWS Dreman Mid Cap Value Fund                                                                                                 375,000,000

Class A shares                                                       75,000,000
Class B shares                                                        75,000,000
Class C shares                                                        75,000,000
Class S shares                                                        75,000,000
Class Institutional shares                                     75,000,000
         Class R shares                                                 100,000,000

Undesignated                                                                                                                   100,000,000

THIRD:  A description of the “Class R” shares of the Corporation’s DWS Large Cap Value Fund series, and the “Class R” shares of the Corporation’s DWS Dreman Mid Cap Value Fund series, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and the terms or conditions of redemption of such shares, as set by the Board of Directors of the Corporation, is as follows:

(a)  Except as provided in the Charter of the Corporation and except as described in (b) below, the “Class R” shares of the Corporation’s DWS Large Cap Value Fund series and the “Class R” shares of the Corporation’s DWS Dreman Mid Cap Value Fund series shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as, as applicable, the “Class A”, “Class B”, “Class C”, “Class S”, and “Class Institutional” shares of the Corporation’s DWS Large Cap Value Fund series and the Corporation’s DWS Dreman Mid Cap Value Fund series.

(b)  The “Class R” shares of the Corporation’s DWS Large Cap Value Fund series and the Corporation’s DWS Dreman Mid Cap Value Fund series may be issued and sold subject to such sales loads or charges, whether initial, deferred or contingent, or any combination thereof, and to such expenses and fees (including, without limitation, distribution expenses under a Rule 12b-1 plan, administrative expenses under an administrative or service agreement, plan or other arrangement, and other administrative, record keeping, redemption, service or other fees, however designated), and to such account size requirements, which may be different from the sale loads, charges, expenses, fees or account size requirements of, as applicable, the “Class A”, “Class B”, “Class C”, “Class S” and “Class Institutional” shares of the Corporation’s DWS Large Cap Value Fund series and the Corporation’s DWS Dreman Mid Cap Value Fund series, all as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.

FOURTH:                       Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of the Corporation’s capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

FIFTH:  The Board of Directors of the Corporation, acting at meetings duly called and held on January 22, 2009 and on November 19, 2010, respectively, duly authorized and adopted resolutions designating and classifying the capital stock of the Corporation as set forth in these Articles Supplementary.

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IN WITNESS WHEREOF, DWS Value Series, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 29th day of November, 2010; and its Vice President acknowledges that these Articles Supplementary are the act of DWS Value Series, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:	DWS VALUE SERIES, INC.

/s/Rita Rubin                    /s/John Millette
Rita Rubin, Assistant Secretary                                                                John Millette, Vice President